Exhibit 10.1

FIRST AMENDMENT TO THE

EQUITY PURCHASE AGREEMENT

This first amendment (this “Amendment”) to the Agreement (as defined below) is entered into as of September 22, 2026 (the “Effective Date”), by and between Healthcare Triangle, Inc., a Delaware corporation (the “Company”), and Hudson Global Ventures, LLC, a Nevada limited liability company (the “Investor”, and collectively with the Company, the “Parties”).

WHEREAS the Parties entered into an equity purchase agreement on or around June 12, 2026 (the “Agreement”); and

WHEREAS, the Parties now desire to amend the Agreement;

NOW, THEREFORE, the Parties hereto agree as follows:

1.	Purchase Price. Notwithstanding anything to the contrary in the Agreement, “Purchase Price” shall mean the Initial Purchase Price, on such date on which the Purchase Price is calculated in accordance with the terms and conditions of the Agreement.

2.	Valuation Period. Notwithstanding anything to the contrary in the Agreement, “Valuation Period” shall mean the applicable Put Date.

3.	Section 2.1 Amendment. The reference to “$2,500,000.00” in Section 2.1 of the Agreement shall be replaced with “$250,000.00”.

4.	Section 7.1(o) Amendment. The reference to “$0.01 per share” in Section 7.1(o) of the Agreement shall be replaced with “$0.10 per share, subject to appropriate adjustment for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Stock”.

5.	Change of Control. If a Change of Control Transaction (as defined in this Amendment) occurs at any time on or after the Effective Date, then the Company shall no longer have the right to deliver any Put Notice (as defined in the Agreement) under the Agreement to Investor at any time on or after the occurrence of the Change of Control Transaction. “Change of Control Transaction” means any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, (b) the Company merges into or consolidates with any other Person (as defined in the Agreement) (each a “Person”), or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors who are members on the Effective Date, or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

6.	Governing Law; Venue. Section 10.1 of the Agreement shall apply to this Amendment.

7.	Effect of Amendment; Full Force and Effect. This Amendment shall form a part of the Agreement for all purposes, and each of the Parties shall be bound hereby and this Amendment and the Agreement shall be read and interpreted as one combined instrument. From and after the date hereof, each reference in the Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment. Except as herein expressly amended or otherwise provided herein, each and every term, condition, warranty and provision of the Agreement shall remain in full force and effect, and such are hereby ratified, confirmed and approved by the Parties.

8.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic means, including DocuSign, Adobe Sign or other similar e-signature services, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the Effective Date.

COMPANY:

HEALTHCARE TRIANGLE, INC.

By:	/s/ David Ayanoglou
Name:	David Ayanoglou
Title:	Chief Financial Officer

INVESTOR:

HUDSON GLOBAL VENTURES, LLC

By:	/s/ Seth Ahdoot
Name:	Seth Ahdoot
Title:	Member